EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2014, with respect to the financial statements and supplemental schedule included in the Annual Report of Washington Gas Light Company Savings Plan on Form 11-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of WGL Holdings, Inc. on Form S-8 (file No. 333-104572).

/s/ GRANT THORNTON LLP

McLean, Virginia

June 27, 2014